[KPMG Logo]
KPMG LLP
Suite 2000
355 South Grand Avenue
Los Angeles. CA 90071-1568
Report of Independent Registered Public Accounting Firm
The Board of Directors
Countrywide Financial Corporation:
We have examined management's assessment, included in the accompanying Assessment of Compliance with Applicable Servicing Criteria, that Countywide Financial
Corporation and certain of its subsidiaries, including its direct and indirect wholly owned subsidiaries, Countrywide Home Loans (CHL), Countywide Tax Services Corporation,
Newport Management Corporation, and Countrywide Hom4. Loans Servicing L.P., a
wholly owned subsidiary of CHL (collectively the Company) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's
Regulation A for publicly issued residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, subprime, HELOC, and closed seconds) issued on after January 1, 2006, for which the
Company provides cash collection and administration, investor remittances, and reporting
(except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), collectively "Servicing Functions", excluding any transactions issued by any government sponsored enterprise for which the Company provides
Servicing Functions (the Platform), except for servicing criteria 1122(d)(1)(iii),
1122(d)(3)(i)(B), only as it relates to information other tha n that contained in the mo nthly remittance report delivered by the servicer to the master servicer, trustee and/or bond administrator, and 1122(d)(3)(i)(D), only as it relates to the agreeing with investors'
records as to the total unpaid principal balance and number of pool assets serviced by the servicer, 1122(d)(3)(ii), only as it relates to amounts other than amounts remitted by the servicer to the master servicers, trustee and/or bond administrator, 1122(d)(3)(iii),
1122(d)(3)(iv), 1122(d)(4)(i), and 1122(d)(4)(ii), only as 1122(d)(4)(i) and 1122(d)(4)(ii)
relate to the custodial operations of the pool assets and related document (collateral file)
by the document custodian responsible for such functions for the related transaction an
1122(d)(4)(xv), only as it relates to Item 1115 of Regulation AS (derivative transactions), as of and for the year ended December 31, 2006. Management is responsible for the
Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assessment about the Company's compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified
Exhibit 34 a)
above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-
backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities perfo rmed by the company during the period covered by this report. Our procedures were not designed to determine whether errors may have occur red either prior to or subseque nt to our tests that may have affected the balances or amount s calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with servicing criteria.
In our opinion, management's assessment that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006 is fairly stated in all material respects.
/s/: KPMG LLP
Los Angeles, California
February 28, 2007
Exhibit b)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
To the Board of Directors of Fifth Third Mortgage Company:
We have examined management's assertion, included in the accompanying Management's
Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria, that Fifth
Third Mortgage Company (the "Company") complied with the servicing criteria set forth in
Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR") for the
Residential Mortgage Loans sold to Non-Government-Sponsored Entities starting January 1,
2006 Platform (the "Platform") as of and for the year ended December 31, 2006, excluding criteria 229.1122 (d)(1)(iii), (d)(2)(iv), (d)(3)(i)(c), (d)(4)(xi), (d)(4)(xii), and (dX4)(xv) of the
CFR, which management has determined are not applicable to the activities performed by the
Company with respect to the Platform. Exhibit A to management's assertion identifies the individual asset-backed transactions defined by management as constituting the Platform.
Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the
American Institute of Certified Public Accountants, as adopted by the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each asset-
backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
in our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31,2006 for the
Residential Mortgage Loans sold to Non-Government-Sponsored Entities starting January 1,
2006 Platform is fairly stated, in all material respects.
/s/: Deloitte & Touche LLP
Cincinnati, Ohio
March 9,2007
Exhibit 34 c)
[Ernst & Young logo]
Ernst & Young LLP Phone: (703) 747-1000
8484 Westpark Drive www.ey.com
McLean, VA 22102
Report of Independent Registered Public Accounting Firm
Board of Directors
GreenPoint Mortgage Funding, Inc.
We have examined management's assertion included in the
accompanying report of Certification Regarding Compliance
with Applicable Servicing Criteria, that GreenPoint Mortgage
Funding, Inc. (the "Company") complied with the servicing
criteria set forth in Item 1122 (d) of the Securities and
Exchange Commission's Regulation All for the residential
mortgage loan servicing platform, except for the instances
of material noncompliance described therein, as of and for
the year ended December 31, 2006, and except for criteria
1122(d)(l)(iii), 1122(d)(4)(i), 1122(d)(4)(xi),
1122(d)(4)(xii), and 1122(d)(4)(xv), which the Company has
determined are not applicable to the activities performed
by them with respect to the servicing platform covered by
this report. Management is responsible for the Company's
compliance with the applicable servicing criteria. Our
responsibility is to express an opinion on management's
assertion about the Company's compliance with the applicable servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified
Public Accountants, as adopted by the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with the applicable servicing criteria
and performing such other procedures as we considered
necessary in the circumstances. Our examination included
testing of less than all of the individual asset backed
transactions and securities that comprise the platform, testing of less than all of the servicing activities related to
the Platform, and determining whether the Company processed
those selected transactions and performed those selected
activities in compliance with the servicing criteria and as
permitted by the Interpretation 17.06 of the SEC Division of
Corporation Finance Manual of Publicly Available Telephone
Interpretations ("Interpretation 17.06"). Furthermore, our
procedures were limited to the selected transactions and
servicing activities performed by the Company during the
period covered by this report. Our procedures were not
designed to determine whether errors may have occurred
either prior to or subsequent to our tests that may have
affected the balances or amounts calculated or reported by
the Company during the period covered by this report for the selected transactions or any other transactions. We believe
that our examination provides a reasonable basis for our
opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
As described in management's assertion, for servicing criteria
1122(d)(2)(i) and 1122(d)(4)(iv), the Company has engaged
various vendors to perform the activities required by these
servicing criteria. The Company has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of
Regulation AB, and the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Interpretation 17.06.
As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06
for the vendors and related criteria as described in its
assertion, and we performed no procedures with respect to the
Company's eligibility to apply Interpretation 17.06.
Our examination disclosed the following material noncompliance with servicing criteria 1122(d)(1)(i), 1122(d)(2)(iv), and
1122(d)(3)(ii) applicable to the Company's platform covered
by this report during the year ended December 31, 2006.
1122(d)(1)(i) - There were no policies and procedures instituted to monitor the performance or other triggers and events of
defaults in accordance with the transaction agreements;
1122(d)(2)(iv) - The related accounts for each transaction
were not separately maintained as set forth in the transaction agreements; and, 1122(d)(3)(ii) - Amounts due to investors
were not remitted in accordance with the timeframes set forth in the transaction agreements.
The information in the Certification Regarding Compliance
with Applicable Servicing Criteria in Item 2 of Appendix B
(i.e., remediation procedures) is presented by the Company
for information purposes. Such information has not been
subjected to the procedures applied in our examination of
management's assertion as described above, and accordingly,
we express no opinion on it.
In our opinion, except for the material noncompliance described in the fourth paragraph, the Company complied, in all material respects, with the aforementioned servicing criteria, including servicing criteria 1 122(d)(2)(i) and II 22(d)(4)(iv) for which compliance is determined based on Interpretation 17.06 as
described above, as of and for the year ended December 31, 2006 for the residential mortgage loan servicing platform.
/s/ Ernst & Young LLP
March 1, 2007
PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York NY 10017
Telephone (646) 471 3000
Facsimile (613) 286 6000
Report of independent Registered Public Accounting Firm
To the Stockholder of JPMorgan Chase Bank, National Association:
We have examined management's assertion, included in the accompanying
Management's Report on Assessment of Compliance with Applicable Servicing Criteria, that JPMorgan Chase Bank, National Association (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's
Regulation AB, as of and for the year ended December 31, 2006 (the "Reporting
Period"), for asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), excluding criteria 1122(d)(1)(iii); 1122(d)(2)(i), (ii), (iii), (iv), (v), (vi), (vii); 1122(d)(3)(i), (ii),
(iii), (iv); 1122(d)(4)(iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), and (xv), which the Company has determined are not applicable to the activities performed by it with respect to the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted In accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have
Exhibit 34 d)
occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report.
We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31,
2006 for the asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period is fairly stated, in all material respects.
/s/ PricewaterhouseCoopers LLP
February 26, 2007
PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York NY 10017
Telephone (646)471 3000
Facsimile (613) 286 6000
Report of Independent
Registered
Public
Accounting
Firm
To the Stockholder of Chase Home Finance LLC:
We have examined management's assertion, included in the accompanying Management's
Report on Assessment of Compliance with Applicable Servicing Criteria, that Chase Home
Finance LLC (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the
Securities and Exchange Commission's Regulation AB, as of and for the year ended December
31, 2006 (the "Reporting Period"), for asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), excluding criteria 11 22(d)(1)(iii), 1122(d)(4)(i), 1122(d)(4)(ii) and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by it with respect to the Platform.
Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006 for the asset-backed securities transactions backed by prime residential mortgages serviced on the real estate ("RE")
servicing system where the related asset-backed securities were outstanding during the
Reporting Period is fairly stated, in all material respects.
Exhibit 34 e)
/s/ pricewaterhousecoopers llp
February 26, 2007
Exhibit 34 f)
[Deloitte logo]
Deloitte & Touche LLP
1700 Market Street
Philadelphia, PA 19103-3984
USA
Tel: +1 215 246 2300
Fax: +1 215 569 2441
www.deloitte.com
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To PHH Mortgage Corporation:
We have examined PHH Mortgage Corporation's (the "Company's")
compliance with the servicing criteria set forth in Item 1122
(d) of the Securities and Exchange Commission's Regulation AB
for PHH Mortgage Corporation's Regulation AB Platform (the
"Platform") described in the accompanying Management's Report on Assessment of Compliance with Regulation AB Servicing
Criteria as of and for the year ended December 31, 2006,
excluding criteria 1122(d)(1)(iii), (d)(3)(i)(C), (d)(4)(ii), and (d)(4)(xv), which management has determined are not
applicable to the activities performed by the Company with
respect to the Platform, Management is responsible for the
Company's compliance with the servicing criteria. Our
responsibility is to express an opinion on the Company's
compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified
Public Accountants, as adopted by the Public Company Accounting
Oversight Board (United States) and, accordingly, included
examining, on a test basis, evidence about the Company's
compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related
to the Platform, determining whether the Company performed
those selected activities in compliance with the servicing
criteria during the specified period and performing such other procedures as we considered necessary in the circumstances.
Our procedures were limited to selected servicing activities performed by the Company during the period covered by this
report and, accordingly, such samples may not have included
servicing activities related to each asset-backed transaction included in the Platform. Further, an examination is not
designed to detect noncompliance arising from errors that
may have occurred prior to the period specified above that
may have affected the balances or amounts calculated or
reported by the Company during the period covered by this
report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
As described in management's assertion, for servicing criteria
1122 (d)(4)(vii) and (d)(4)(xi), the Company has engaged a
vendor to perform certain activities required by this servicing criteria. The Company has determined that this vendor is not considered a "servicer" as defined in Item 1101(j) of Regulation
AB, and the Company has elected to take responsibility for
assessing compliance with the servicing criteria applicable to this vendor as permitted by Interpretation 17.06 of the SEC
Division of Corporation Finance Manual of Publicly Available
Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to this vendor.
The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria as described in its assertion, and we
performed no procedures with respect to the Company's
determination of its eligibility to Use Interpretation 17.06.
Member of
Deloitte Touche Tohmatsu
Our examination disclosed the following material noncompliance with criteria applicable to the Company during the year ended
December 31, 2006
Standard Description
1122(d)(l)(i)
The Company has not instituted policies and
procedures to specifically monitor performance
or other triggers or events of default slated
in the transaction agreements.
1122(d)(l)(iv)
During the months of July, August, and
September, the Company's minimum coverage
requirement exceeded its $160 million fidelity
bond by amounts ranging up to approximately
$1.3 million. Effective September 27, 2006,
the Company's fidelity bond was increased to
$170 million.
1122(d)(3)(i)(A)The Company did not maintain or provide one of the required monthly reports stated in the
transaction agreements during the year.
1122(d)(3)(i)(D)The Company did not perform procedures to agree the unpaid principal balance and number of loans
serviced by the Company with that of the
investors or trustees.
In our opinion, except for the material noncompliance described in the preceding paragraph, the Company complied, in all material respects, with the aforementioned applicable servicing criteria for the PHH Mortgage Corporation's Regulation AB Platform as
of and for the year ended December 31, 2006.
/s/: Deloitte & Touche LLP
February 28, 2007
[ERNST& YOUNG logo] Ernst & Young LLP Phone: (212) 773-3000
5 Times Square www.ey.com
New York, New York 10036-6530
Report of Independent Registered Public Accounting Firm
Board of Directors
The Bank of New York
We have examined management's assertion, included in the accompanying
Management's Report on Assertion of Compliance with Applicable Servicing Criteria that The Bank of New York and The Bank of New York Trust Company, N.A.,
(collectively, the "Company"), complied with the servicing criteria set forth in Item 1122
(d) of the Securities and Exchange Commission's Regulation AB for the publicly issued
(i.e. transaction- level reporting initially required under the Securities and Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, paying agent, or custodial services (the "Platform") as of and for the year ended December 31, 2006 except for criteria 1122 (d)(l)(ii)-(iv), and 1122 (d)(4)(iv)-
(xiii), which the Company has determined are not applicable to the activities performed by them with respect to the servicing Platform covered by this report. The Platform includes like-kind transactions for which the Company provided trustee, securities administration, paying agent or custodial services as a result of the Company's acquisition as of October 1, 2006 of portions of JPMorgan Chase Bank, N.A.'s corporate trust business, including structured finance agency and trust transactions. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public
Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual transactions and securities that comprise the platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria and as permitted by the Interpretation 17.06 of the
SEC Division of Corporation Finance Manual of Publicly Available Telephone
Interpretations ("Interpretation 17.06"). Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected
Exhibit 34 g)
the bala nces or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above, as applicable, as of and for the year ended December 31, 2006 for the Platform, is fairly stated, in all material respects.
/s/: Ernst & Young LLP
March 1, 2007
Exhibit 34 h)
Ernst & Young Logo Ernst & Young LLP Phone: (612) 343-1000
220 South Sixth Street, Ste. 1400 www.ey.com
Minneapolis, MN 55402-4509
Report of Independent Registered Public Accounting Firm
We have examined management's assertion, included in the accompanying
Report on Assessment of Compliance with SEC Regulation AB Servicing
Criteria, that U.S. Bank National Association (the Company) complied with the servicing criteria set forth in Item 1122 (d) of the Securities and
Exchange Commission's Regulation AB for the Corporate Trust Asset
Backed Securities platform (the Platform) as of and for the year ended
December 31, 2006, except for criteria 1122 (d)(1)(iii), 1122 (d)(4)(i),
1122 (d)(4)(ii), and 1122 (d)(4)(iv) through 1122 (d)(4)(xiv), which the
Company has determined are not applicable to the activities
performed by them with respect to the servicing platform covered by this report. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public
Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing
activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended
December 31, 2006, for the Corporate Trust Asset Backed Securities
platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007